                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Commercial Intertech Corp. Non-Employee Directors' Performance Share Plan of our report dated December 9, 1996, with respect to the consolidated financial statements and schedule of Commercial Intertech Corp. included in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.



                                                        /s/ Ernst & Young LLP


Cleveland, Ohio
December 2, 1997




























                                       15